EXHIBIT 99


                                                    PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jonathan B. Weis
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700



   ENTERTAINMENT PROPERTIES TRUST ANNOUNCES ADDITION OF SECOND
              CHICAGO AREA MEGAPLEX THEATRE PROPERTY

     KANSAS CITY, MO. (March 31, 1998)   Entertainment Properties
Trust (NYSE:EPR), a real estate investment trust that owns entertainment-related properties, today announced it has purchased the Cantera 30 megaplex theatre and associated real estate from American Multi-Cinema Inc. (AMC), a subsidiary of AMC Entertainment Inc. AMC will continue to operate the theatre under a sale/leaseback transaction.

     The addition brings to 14 the number of megaplex theatre properties EPR has acquired since the company became publicly traded in November of 1997. The Cantera 30 megaplex is located in Warrenville, IL, and is the second megaplex theatre property EPR owns in the Chicago area. Earlier this month, EPR purchased the South Barrington 30 megaplex theatre property.

     Entertainment Properties Trust is a real estate investment trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.